Exhibit c(5)

                                AMENDMENT TO THE
                          AGREEMENT AND PLAN OF MERGER

          AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of August 24, 1999, by and among KONINKLIJKE AHOLD N.V., a company organized under the laws of the Netherlands ("Parent"), AHOLD ACQUISITION, INC., a company organized under the laws of Delaware and an indirect wholly owned subsidiary of Parent ("Sub") and SMG-II HOLDINGS CORPORATION, a company organized under the laws of Delaware (the "Company"). Terms used but not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

                              W I T N E S S E T H :

          WHEREAS, Parent, Sub and the Company entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 9, 1999, pursuant to which the parties thereto agreed to merge Sub with and into the Company (the "Merger");

          WHEREAS, a certain shareholder ("Plaintiff") brought an action (the "Action") in the Court of Chancery of the State of Delaware (the "Court"), styled Elliot Wolfson v. Supermarkets General Holdings Corporation, et al., C.A. No. 17047;

          WHEREAS, the Action was filed as a class action against Supermarkets General Holdings Corporation, a company organized under the laws of Delaware ("SMGH"), the Company, Sub, and certain individual defendants (the "Director Defendants"), seeking, inter alia, injunctive and declaratory relief and/or monetary relief with respect to the Tender Offer;

          WHEREAS, SMGH, the Company, Sub, the Director Defendants and Plaintiff settled the Action pursuant to the Memorandum of Understanding, dated May 19, 1999, and a Stipulation and Agreement of Compromise, Settlement and Release (the "Settlement"), dated as of June 9, 1999, which was submitted to the Court for approval;

          WHEREAS, on July 22, 1999 the Court certified the action as a class action and approved the Settlement and, as of the date hereof, the period for appeals has expired;

          WHEREAS, Parent, Sub and the Company wish to amend the Merger Agreement pursuant to Section 1(a)(iii) of the Settlement;

          WHEREAS, Section 9.11 of the Merger Agreement provides that the Merger Agreement may be amended by an agreement in writing signed by the parties thereto;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

          1. Amendment. The Merger Agreement is hereby amended by (i) deleting the reference to "$38.25 per share" in the fifth recital of the Merger Agreement and replacing it with "$39.85 per share"; (ii) deleting clause (a) of Section
2.2 of the Merger Agreement in its entirety and replacing it with the following:

          "(a) Each share of Stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Stock which are held by any subsidiary of the Company or in the treasury of the Company, or which are held, directly or indirectly, by Parent or any direct or indirect subsidiary of Parent (including Sub), all of which shall cease to be outstanding and be canceled and retired and none of which shall receive any payment with respect thereto and
(ii) shares of Stock held by Dissenting Stockholders (as such term is defined in Section 2.3)) and all rights in respect thereof shall, by virtue of the Merger and without any action on the part of the holder thereof, forthwith cease to exist and be converted into and represent the right to receive an amount in cash, without interest as follows (such amount, with respect to each share of Stock, the "Applicable Merger Consideration"):

                  (i)      each share of Class A Common Stock - $4.38;

                  (ii)     each share of Class B Common Stock - $4.38;

                  (iii)    each share of Series A Preferred Stock - $93.46;

                  (iv)     each share of Series B Preferred Stock - $93.46; and

                  (v)      each share of Series C Preferred Stock - $93.46.";

(iii)  deleting  the  references  to "Common  Stock" in the second  sentence  in
Section 2.4 and replacing it with "Stock", (iv) deleting the reference to "Company" in clause (4) of the last paragraph in Section 5.3 and replacing it with "Pathmark"; (v) deleting the reference to "Promptly after the execution of this Agreement," in Section 5.4 and replacing it with "Not later than September 3, 1999,"; and (vi) deleting the reference to "$38.25" in clause (a) of Section
1.2 of Exhibit 2 to the Merger Agreement and replacing it with "$39.85".

          2. Governing Law. This Amendment, and the legal relations between the parties hereto, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed solely within such State, provided, however, that any of the provisions contained herein with respect to the merger shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed solely within such State.

          3. Miscellaneous.

          (a) No Third Party Beneficiaries. Nothing in this Amendment, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment.

          (b) Counterparts. This Amendment may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Amendment as of the date first above written.

                                            KONINKLIJKE AHOLD N.V.

                                            By: /s/ R. G. Tobin
                                                --------------------------------
                                                Name:  R.G. Tobin
                                                Title:  Executive Vice President

                                           AHOLD ACQUISITION INC.

                                            By: /s/ R. G. Tobin
                                                --------------------------------
                                                Name:  R. G. Tobin
                                                Title:  Executive Vice President

                                            SMG-II HOLDINGS CORPORATION

                                            By: /s/ Marc A. Strassler
                                                --------------------------------
                                                Name:  Marc A. Strassler
                                                Title:  Senior Vice President